                                                                    Exhibit 23.1
                                                                    ------------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Integ Incorporated 1990 Incentive and Stock Option Plan, 1991 Incentive and Stock Option Plan, 1994 Long-Term Incentive and Stock Option Plan, 1996 Directors' Stock Option Plan and 1997 Employee Stock Purchase Plan of our report dated February 13, 1998, with respect to the financial statements of Integ Incorporated for the three years ended December 31, 1997, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.


                                  /s/   Ernst & Young LLP


Minneapolis, Minnesota
March 23, 1998